Exhibit 16



February 10, 2015


Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549

Re: Greenhouse Solutions, Inc.

We have read the statements of Greenhouse  Solutions,  Inc.  included under Item
4.01 of its Current Report on Form 8-K dated February 10, 2015 and agree with such statements as they pertain to our firm.


Sincerely,

/Sadler, Gibb & Associates, LLC/
Sadler, Gibb & Associates, LLC